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                                                                    EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 15, 1998, accompanying the financial statements of Sunbelt National Bank contained in this Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".




/s/ HARPER & PEARSON COMPANY
    HARPER & PEARSON COMPANY



Houston, Texas
March 25, 1998